Exhibit 10.56

FIRST AMENDMENT TO

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

CROWN IMPORTS LLC

This First Amendment (this “Amendment”) to Amended and Restated Limited Liability Company Agreement of Crown Imports LLC, is effective as of January 18, 2012 (the “Effective Date”), and amends that certain Amended and Restated Limited Liability Company Agreement of Crown Imports LLC, a Delaware limited liability company (the “Company”), dated the 2nd day of January, 2007 (the “LLC Agreement”), by and among Constellation Beers, Ltd. (f/k/a Barton Beers, Ltd.) (“Constellation”) and GModelo Corporation (“Modelo”). Capitalized terms not expressly defined herein have the meanings given to such terms in the LLC Agreement.

W I T N E S S E T H:

WHEREAS, the two members of the Company desire to amend the LLC Agreement to reflect certain resolutions of the Board of Directors of the Company.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and value consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Section 3.4 of the LLC Agreement is hereby amended by adding a new Section 3.4(c) as follows:

(c) Notwithstanding the foregoing, Modelo and any Affiliate thereof shall be permitted to expend its own funds in support of the business of the Company, including, without limitation, for additional advertising, marketing and promotion of Modelo Brands within the Territory, without the prior approval of the Board of Directors or any member of the Company, provided:

(i) any such expenditures are in accordance with applicable laws and regulations;

(ii) Modelo shall provide the Company and Constellation with 15 days’ prior written notice of such expenditures;

(iii) such expenditures when made, shall be deemed to have been made by Modelo and not by the Company, and shall not in any way be deemed to be loaned to or reimbursable by the Company.

2.	Section 8.3(c) of the LLC Agreement is hereby amended by inserting the following at the beginning of that section:

In each Fiscal Year, the Company shall in fact spend any amounts set forth in the Business Plan for advertising, marketing and promotion of the Modelo Brands during that Fiscal Year, and incrementally and in addition to such amounts set forth in the Business Plan, the Company shall also apply any and all advertising, marketing and promotion contributions provided in the Fiscal Year by the Company’s distributors and wholesalers for the Modelo Brands to the costs and expenses of advertising, marketing and promoting Modelo Brands during that Fiscal Year.

3.	Except as set forth in this Amendment, the LLC Agreement shall continue in full force and effect without modification.

4.	This Amendment may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Effective Date.

GMODELO CORPORATION		CONSTELLATION BEERS, LTD

By:	/s/ Jose Pares Gutierrez	By:	/s/ Robert Sands
Name:	Jose Pares Gutierrez	Name:	Robert Sands
Title:	Chairman	Title:	President